Exhibit (a)(26)

DWS VARIABLE SERIES II

Redesignation of Series

The undersigned, being a majority of the Trustees of DWS Variable Series II, a Massachusetts business trust (the “Trust”), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated April 24, 1998, as amended (the “Declaration of Trust”), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated March 28, 2001, as filed with the Secretary of The Commonwealth of Massachusetts on April 6, 2001, as amended by the Redesignation of Series dated April 17, 2002, as filed with the Secretary of The Commonwealth of Massachusetts on April 30, 2002, the Redesignation of Series dated December 30, 2005, as filed with the Secretary of The Commonwealth of Massachusetts on January 18, 2006, and the Redesignation of Series dated March 8, 2006, as filed with the Secretary of The Commonwealth of Massachusetts on April 11, 2006, as follows:

The below named series presently designated is hereby redesignated to the name listed below:

Old Name	New Name
DWS Legg Mason Aggressive Growth VIP	DWS All Cap Growth VIP

All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated March 28, 2001, as filed with the Secretary of The Commonwealth of Massachusetts on April 6, 2001, as amended by the Redesignation of Series dated April 17, 2002, as filed with the Secretary of The Commonwealth of Massachusetts on April 30, 2002, the Redesignation of Series dated December 30, 2005, as filed with the Secretary of The Commonwealth of Massachusetts on January 18, 2006, and the Redesignation of Series dated March 8, 2006, as filed with the Secretary of The Commonwealth of Massachusetts on April 11, 2006, with respect to said series shall remain in effect.

The foregoing Redesignation of Series shall be effective October 31, 2006.

IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.

/s/ John W. Ballantine	/s/ Donald L. Dunaway
John W. Ballantine, Trustee	Donald L. Dunaway, Trustee
/s/ James R. Edgar	/s/ Paul K. Freeman
James R. Edgar, Trustee	Paul K. Freeman, Trustee
/s/ Robert B. Hoffman	/s/ William McClayton
Robert B. Hoffman, Trustee	William McClayton, Trustee
/s/ Robert H. Wadsworth	/s/ Shirley D. Peterson
Robert H. Wadsworth, Trustee	Shirley D. Peterson, Trustee

Dated: October 31, 2006